FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


       Indiana                                               35-1468632
(State of incorporation)                                  (I.R.S. Employer
                                                         Identification No.)

   11825 North Pennsylvania Street                                46032
          Carmel, Indiana                                       (Zip Code)
(Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                  Name of each exchange on which
      to be so registered                  each class is to be registered
      -------------------                  ------------------------------
     Preferred Redeemable                  New York Stock Exchange, Inc.
   Increased Dividend Equity
    Securities,   % PRIDES,
  Convertible Preferred Stock


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

None


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Item 1.           Description of Registrant's Securities to be Registered.
-------           --------------------------------------------------------
         The information included under the caption "DESCRIPTION OF PRIDES" in the Prospectus Supplement dated January 3, 1996, filed in connection with the Registration Statement on Form S-3 (33- 53095), is incorporated herein by reference. For purposes of such description, any prospectus filed by the Registrant pursuant to Rule 424 (b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2.           Exhibits.
-------           ---------
         99.1      Form of certificate for the PRIDES.

         99.2      Form of Articles of Amendment relating to the PRIDES.

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



                                       SIGNATURE
                                       ---------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, this 11th day of January, 1996.

                                                  CONSECO, INC.



                                             By:/s/ Lawrence W. Inlow
                                                ---------------------
                                                 Lawrence W. Inlow,
                                                  Executive Vice President
                                                  and General Counsel

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


                  LIST OF EXHIBITS TO FORM 8-A OF CONSECO, INC.
                  ---------------------------------------------
Exhibit
-------
   99.1              Copy of a specimen certificate.

   99.2              Articles of Amendment.

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